Exhibit 99.1

ASTROTECH BOARD UNANIMOUSLY REJECTS UNSOLICITED ACQUISITION PROPOSAL FROM BML INVESTMENT PARTNERS, L.P.

Determines Proposal is Opportunistic, Significantly Undervalues the Company, Does Not Reflect the Company’s True Intrinsic Value or Prospects and is Not in the Best Interests of Stockholders

Austin, Texas, June 30, 2023 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) today announced that its Board of Directors (the “Board”) has unanimously rejected the unsolicited acquisition proposal from BML Investment Partners, L.P. (“BML”), received on June 26, 2023, to acquire all of the outstanding shares of common stock of the Company for $17.25 per share in cash (the “Proposal”). After a thorough review, in consultation with management and its legal advisors, the Board unanimously determined to reject the Proposal because it is not in the best interest of the Company’s stockholders for the reasons set forth below.

“We are confident that the completion of our key strategic projects has the potential to deliver greater value to our stockholders than the current non-binding proposal. Our board has reviewed the BML proposal and believes that it is grossly undervalued,” stated Thomas B. Pickens III, CEO and CTO of Astrotech.

The Proposal is Opportunistic and Significantly Undervalues the Company

The Board believes that the Proposal significantly undervalues the Company and prioritizes the short-term gain of BML at the expense of the Company’s stockholders. The Board believes the Proposal is an opportunistic attempt by BML to purchase the Company’s shares at a discounted price that significantly undervalues the Company’s business.

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The offer price of $17.25 per share represents a significant 34% discount to the per share value of the Company’s cash and short term investments as of March 31, 2023. The cash and short-term investments represent the Company’s primary liquidity source for funding the development of its products and execution of its long-term business strategy.

●	The offer price represents a more than $10 million discount to cash for which BML is expecting to benefit to the detriment and disregard of our shareholders.

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The offer price represents an even greater discount when considering the value of the Company’s key mass spectrometry technology that is the foundation of our current and future products, and therefore does not reflect the Company’s true intrinsic value or prospects.

●	The Company has continued to drive stockholder value by expanding its offerings in existing and new markets to capitalize on opportunities for new business.

The Proposal Would Deprive Stockholders of Long-Term Value

The Board believes that the Company’s stockholders will best be served by the Company continuing to pursue its long-term business strategy because the Board believes that the long-term value of the Company is greater than the short-term liquidation or sale value represented by the Proposal. As a result, the Proposal would deny the Company’s stockholders the full benefits of the Company’s developing business opportunities in bringing products to market and its overall growth strategy. For example, the Proposal does not take into account the successful results of the AgLAB Maximum Value Process™ method (AgLAB subsidiary) or the recent purchase order for 17 TRACER 1000 systems (1st Detect subsidiary). The partnership with Cleveland Clinic to develop the BreathTest-1000TM (BreathTech subsidiary) is another project that has the potential to create long-term value.

BML Is Seeking Short-Term Gain at the Expense of Long-Term Value for Stockholders

The Board believes that BML’s aim is to realize a short-term gain at the expense of the Company’s other stockholders. The Board believes that BML’s strategy of potentially liquidating the Company, as stated in BML’s Schedule 13D, would result in unfair profits to BML at the expense of all other stockholders because the offer price of $17.25 per share is significantly less than the per share value of the Company’s cash and short-term equivalents. Consistent with its history involving other public companies, the Board believes BML is targeting Astrotech for liquidation because the market value of Astrotech’s common stock is less than the book value of its cash and short-term investments. If BML were to acquire the Company at $17.25 per share (excluding shares directly held by BML), BML would expend an aggregate $25 million for the remaining 87% of Company shares that it does not own, and BML would then own 100% of a Company with a value of $26.17 per share, based solely on the book value of the cash and short-term investments as of March 31, 2023. If BML were then to liquidate the Company shortly thereafter, BML would realize a gain on all of its shares that would represent a significant premium over what all other stockholders would receive based on the Proposal, to the sole benefit of BML.

The Proposal is Subject to Financing Uncertainties

The Proposal states that BML has funds “readily available” to close a transaction but provides no details or evidence of any financing commitments, sources, methods, discussions or other customary disclosure regarding how BML plans to fund over $25 million in cash consideration.

Our Commitment

The Company’s Board is committed to delivering long-term value to stockholders by executing on its strategic business plans and growing the Company’s mass spectrometry technology and business lines. The Board will continue to work on behalf of stockholders to grow Astrotech’s business and generate increasing value for its stockholders generally over the limited opportunistic interests of the few.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. Furthermore, there can be no assurance that the non-binding proposal will result in a formal offer or that any such offer will ultimately result in a completed transaction. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530